Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Corporate Development & Investor Relations
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL ANNOUNCES PRELIMINARY UNAUDITED 2016 FINANCIAL RESULTS

Troy, Michigan, January 24, 2017 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today announced that the Company is providing its preliminary results for the full year 2016, excluding the impact of Westfalia, as well as updating its guidance regarding expected synergies for the recent acquisition of Westfalia.

“We executed the Westfalia transaction last fall because of the overriding opportunity to build a balanced, flexible global company,” commented A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global. “Additionally, we expected to drive synergies in the business by implementing a world-class infrastructure to increase operational efficiencies, accelerate product innovation, and leverage fixed overhead. As one global company, Horizon Global will bring its unique strengths to any OEM, retailer or consumer opportunity.”

The Company currently anticipates synergies for Westfalia in 2017 to be approximately €9 million, which is expected to help drive earnings accretion for the full year. These expected synergies exclude one-time transaction expenses, non-recurring integration costs and other acquisition-related expenses.

The impact of Westfalia operations is not reflected in the preliminary results below due to the timing of the acquisition and ongoing purchase accounting. Excluding Westfalia, the Company currently anticipates the following financial results for the year ended December 31, 2016:

•	Net sales growth of 3.0 to 3.5 percent on a GAAP basis; 3.5 to 4.5 percent on a constant currency basis[1]

•	Adjusted segment operating profit increasing 140 to 160 basis points, an increase over previous guidance of 130 to 150 basis points[2]

•	Interest expense in the range of $18.7 to $19.3 million, up slightly from our previous guidance of $18.5 to $19.0 million

•	Capital expenditures in the range of 2.0 to 2.4 percent of sales, which compares to our previous guidance of approximately 2.5 percent of sales

Horizon Global cautions that its actual results for the year ended December 31, 2016 may differ from the preliminary results shown above. Moreover, the Company cautions that it has not finalized its financial statement reporting process for the year ended December 31, 2016. Until the completion of the Company’s purchase accounting for the Westfalia transaction, the Company is unable to provide a reasonable estimation of its operating profit under U.S. GAAP. Accordingly, Horizon Global is unable to reconcile its preliminary adjusted segment operating profit disclosed above to the most directly comparable U.S. GAAP financial measure.

The information in this press release is preliminary and based upon information currently available to the Company. During the course of the Company’s financial statement reporting process, items may be identified that would require the Company to make adjustments that may be material, and, as a result, the preliminary unaudited financial results included in this press release are forward-looking information and are subject to change.

Horizon Global will release detailed financial results for the quarter and year ended December 31, 2016 in March with a conference call hosted by Horizon Global President and Chief Executive Officer A. Mark Zeffiro. Detailed instructions for the conference call will be issued approximately two weeks prior to the call.

About Horizon Global

Headquartered in Troy, Michigan, Horizon Global Corporation (NYSE: HZN) is a leading designer, manufacturer and distributor of high-quality, custom-engineered towing, trailering, cargo management and related accessory products for original equipment, aftermarket and retail channel customers on a global basis. Our mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders. For more information, please visit www.horizonglobal.com.

Safe Harbor Statement

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including the preliminary results for the year ended December 31, 2016 and expected synergies from the Westfalia acquisition. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the finalization of the Company’s results for the quarter and year ended December 31, 2016, including the completion of purchase accounting for the Westfalia transaction; the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company’s ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)	We evaluate growth in our operations on both an U.S. GAAP basis and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of growth in our operations on an U.S. GAAP basis. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix I for reconciliation.

(2)	The Company presents adjusted segment operating profit to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Adjusted segment operating profit excludes certain costs, expenses, and other charges that are included in the determination of operating profit under GAAP, but that management would consider important to exclude in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities.

Appendix I

Horizon Global Corporation

Reconciliation of Revenue Growth on U.S. GAAP Basis,

Excluding Westfalia Acquisition, to Constant Currency Basis

(Unaudited)

Year ended December 31, 2016
Horizon Global Excluding Westfalia Acquisition
Revenue growth on U.S. GAAP basis	3.0% – 3.5%
Less: currency impact	(0.5)% – (1.0)%

Revenue growth at constant currency	3.5% – 4.5%

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